EXHIBIT 24.1


            Consent of Independent Auditors





      We  consent to the incorporation by reference in:
(i)  the Registration Statement Number 33-21598 on Form
S-8, (ii) the Registration Statement Number 33-49040 on
Form S-8 and (iii) the Registration Statement Number 33-
64110  on Form S-8 pertaining to the 1987 Stock  Option
Plan  of  Electrosource,  Inc.;  (i)  the  Registration
Statement  Number  33-22223  on  Form  S-8,  (ii)   the
Registration  Statement Number 33-35856  on  Form  S-8,
(iii)  the  Registration Statement Number  33-49042  on
Form S-8 and (iv) the Registration Statement Number 33-
64108  on  Form S-8 pertaining to the 1988 Non-Employee
Director Stock Option Plan of Electrosource, Inc.;  the
Registration  Statement Number  33-65386  on  Form  S-8
pertaining  to  the 1993 Non-Employee Consultant  Stock
Option  Plan  of Electrosource, Inc.; the  Registration
Statement Number 33-63363 on Form S-8 pertaining to the
1994 Stock Option Plan of Electrosource, Inc.; and  the
Registration Statement (Amendment Number 2 to Form  S-3
Number    33-63361)   and   related    Prospectus    of
Electrosource, Inc. for the registration  of  1,859,333
shares of its common stock of our report dated March 8, 1996, except for Note O, as to which the date is March
18, 1996, with respect to the financial statements and schedule of Electrosource, Inc., included in this Annual Report on Form 10-K for the year ended December
31, 1995.


                                        /s/

                                   ERNST & YOUNG LLP

Austin, Texas
March 27, 1996